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                                                                     Exhibit 5.1

                               September 6, 2000

adam.com, Inc.
1600 RiverEdge Parkway
Suite 800
Atlanta, Georgia 30328

    RE:  ADAM.COM, INC. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    We have acted as counsel for adam.com, Inc., a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 1,200,000 Purchase Shares and 154,286 First Tranche Commitment Shares, each as defined in and to be issued pursuant to that certain Common Stock Purchase Agreement, dated as of September 5, 2000 by and between the Company and Fusion Capital Fund II, LLC (collectively, the "Shares").

    As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

    The opinions expressed herein are limited in all respects to the corporate law of the State of Georgia and no opinion is expressed with respect to the laws of any other jurisdiction or any effect where such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

    Based on the foregoing, we are of the opinion that the Shares will be validly issued, fully paid and nonassessable.

    This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts and circumstances that come to our attention or changes in the law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of adam.com, Inc. in connection with the matters addressed herein. This opinion may not be furnished or relied upon by any person or entity for any purpose without our prior written consent.

    We consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                          Very truly yours,

                                          King & Spalding